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                                                                      EXHIBIT 99

                             RIVERWOOD HOLDING, INC.
            RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                          Coated            Container-
                                                           Board               board             Corporate               Total
                                                        ----------          ----------           ----------           ----------

SECOND QUARTER 2000:
   Income (Loss) from Operations                        $   47,237          $    1,551           $   (5,439)          $   43,349
   Add:  Depreciation and amortization                      32,124               3,614                1,889               37,627
         Dividends from equity investments                      --                  --                1,512                1,512
         Other non-cash charges(A)                             713                 118                1,606                2,437
                                                        ----------          ----------           ----------           ----------
EBITDA (B)                                              $   80,074          $    5,283           $     (432)          $   84,925
                                                        ==========          ==========           ==========           ==========

SECOND QUARTER 1999:
   Income (Loss) from Operations                        $   43,537          $   (3,886)          $   (4,397)          $   35,254
   Add:  Depreciation and amortization                      30,910               3,467                1,051               35,428
         Dividends from equity investments                      --                  --                  885                  885
         Other non-cash charges(A)                           1,025                 103                  820                1,948
                                                        ----------          ----------           ----------           ----------
EBITDA (B)                                              $   75,472          $     (316)          $   (1,641)          $   73,515
                                                        ==========          ==========           ==========           ==========

FIRST SIX MONTHS 2000:
   Income (Loss) from Operations                        $   77,339          $    1,879           $  (11,773)          $   67,445
   Add:  Depreciation and amortization                      62,956               8,476                3,695               75,127
         Dividends from equity investments                      --                  --                2,102                2,102
         Other non-cash charges(A)                           1,481                 210                2,596                4,287
                                                        ----------          ----------           ----------           ----------
EBITDA (B)                                              $  141,776          $   10,565           $   (3,380)          $  148,961
                                                        ==========          ==========           ==========           ==========

FIRST SIX MONTHS 1999:
   Income (Loss) from Operations                        $   73,306          $  (11,334)          $   (7,847)          $   54,125
   Add:  Depreciation and amortization                      61,107               8,382                1,190               70,679
         Dividends from equity investments                      --                  --                  885                  885
         Other non-cash charges(A)                             852                 206                2,457                3,515
                                                        ----------          ----------           ----------           ----------
EBITDA (B)                                              $  135,265          $   (2,746)          $   (3,315)          $  129,204
                                                        ==========          ==========           ==========           ==========

Notes:

(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and amortization of premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. EBITDA excludes equity earnings from non-controlled affiliates but includes dividends actually received from non-controlled affiliates. The Company believes that EBITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation.


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